Exhibit 5.1

August 5, 2015

Dermira, Inc.
275 Middlefield Road, Suite 150

Menlo Park, California 94025

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-205907) (the “Prior Registration Statement”) and the Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the Prior Registration Statement (the “Registration Statement”) filed by Dermira, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on August 5, 2015 in connection with the registration under the Securities Act of up to an aggregate of 862,500 shares of the Company’s common stock (the “Common Stock”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)                                 The Company’s Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware on October 8, 2014 (the “Restated Certificate”).

(2)                                 The Company’s Restated Bylaws, certified by the Company’s Secretary on August 5, 2015 (the “Restated Bylaws”).

(3)                                 The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)                                 The prospectus prepared in connection with the Prior Registration Statement (the “Prospectus”).

(5)                                 The underwriting agreement to be entered into by and among the Company and the several Underwriters named in Schedule I thereto.

(6)                                 Minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders at which, or pursuant to which, the Restated Certificate and the Restated Bylaws were approved.

(7)                                 Minutes of meetings and actions by written consent of the Board and any committee thereof at which, or pursuant to which, the sale and issuance of the Common Stock was approved.

(8)                                 The following securities records for the Company which the Company has confirmed to us to be a complete record of all securities issuances, including all issued and outstanding shares of the Company’s capital stock, all options to purchase the Company’s capital stock and all conversion privileges or rights to purchase capital stock: (a) those records provided by the Company to us (consisting of a list of stockholders, a list of option holders respecting the

Company’s capital and of any rights to purchase capital stock and dated August 4, 2015) and (b) a certificate of American Stock Transfer and Trust Company, LLC, the Company’s transfer agent, dated August 4, 2015, regarding the Company’s issued and outstanding shares of Common stock as of August 4, 2015.

(9)                                 A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated August 4, 2015, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(10)                          An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

We have also assumed that the certificates representing the shares of Common Stock, if any, will be, when issued, properly signed by authorized officers or the Company or their agents. Furthermore, to the extent that the Company issues any uncertificated capital stock, we assume that the issued shares of Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificates representing such issued Stock have been surrendered to the Company in accordance with Delaware General Corporation Law Section 158 and that the Company will properly register the transfer of shares of Common Stock to the purchasers of such shares of Common Stock on the Company’s record of uncertificated securities.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any shares of Common Stock, the Registration Statement will have been declared effective under the Securities Act that the registration will apply to such shares of Common Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Common Stock.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1)           the Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)           the up to 862,500 shares of Common Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the

Prospectus and in accordance with the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Fenwick & West LLP